UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2014

V. F. Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 336-424-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

VF Corporation (“VF”) held its annual meeting of shareholders on April 22, 2014. At the meeting, VF shareholders voted on the election of eight directors, whether to approve executive compensation and the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2014. The results of the election were as follows:

1.	With respect to the election of the eight nominees as Directors of VF, the votes were cast for the nominees as set forth opposite their names below:

Name of Director	Votes in Favor	Votes Withheld	Non Votes
Richard T. Carucci	357,077,017	3,438,244	35,389,806
Juliana L. Chugg	356,989,296	3,525,965	35,389,806
Juan Ernesto de Bedout	352,464,546	8,048,987	35,389,806
Ursula O. Fairbairn	353,803,872	6,711,389	35,389,806
George Fellows	353,249,867	7,276,265	35,389,806
Clarence Otis, Jr.	354,386,248	6,139,884	35,389,806
Matthew J. Shattock	359,223,197	1,292,064	35,389,806
Eric C. Wiseman	345,831,324	14,694,408	35,389,806

2.	With respect to the advisory vote to approve executive compensation, the votes were cast for the proposal as set forth below:

Votes in Favor: 346,743,161

Votes Against: 11,369,053

Votes Abstaining: 2,413,918

Non Votes: 35,389,806

3.	With respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2014 fiscal year, the votes were cast for the proposal as set forth below:

Votes in Favor: 382,757,371

Votes Against: 12,245,308

Votes Abstaining: 913,253

Non Votes: 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
(Registrant)

April 22, 2014	By:	/s/ Laura C. Meagher
Laura C. Meagher
Vice President, General Counsel and Secretary

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